Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222106

Carlyle Tactical Private Credit Fund

Class A Shares (TAKAX)

Class I Shares (TAKIX)

Class L Shares (TAKLX)

Class M Shares (TAKMX)

Class N Shares (TAKNX)

Class U Shares (TAKUX)

Class Y Shares (TAKYX)

Supplement dated June 23, 2026 to the Prospectus and Statement of Additional Information

This supplement amends the prospectus and statement of additional information (“SAI”) of Carlyle Tactical Private Credit Fund (the “Fund”) and is in addition to any other supplement(s), unless otherwise specified. You should read this supplement in conjunction with the prospectus and SAI and retain it for future reference.

On June 23, 2026, the Fund closed on the sale of 2,000,000 Series M Mandatory Redeemable Preferred Shares to fifteen accredited investors for gross proceeds of $50,000,000, in an offering exempt from registration under Rule 506(c) under the Securities Act of 1933, as amended (the “Securities Act”).

In offerings exempt from registration under Rule 506(c) under the Securities Act, the Fund previously closed on the sale of: (i) 1,520,000 Series A Mandatory Redeemable Preferred Shares for gross proceeds of $38,000,000 and 480,000 Series B Mandatory Redeemable Preferred Shares for gross proceeds of $12,000,000 on March 7, 2022; (ii) 4,480,000 Series A Mandatory Redeemable Preferred Shares for gross proceeds of $112,000,000 and 1,520,000 Series B Mandatory Redeemable Preferred Shares for gross proceeds of $38,000,000 on May 11, 2022; (iii) 3,000,000 Series C Mandatory Redeemable Preferred Shares for gross proceeds of $75,000,000 on September 1, 2022; (iv) 1,000,000 Series C Mandatory Redeemable Preferred Shares for gross proceeds of $25,000,000 on November 9, 2022; (v) 2,000,000 Series D Mandatory Redeemable Preferred Shares for gross proceeds of $50,000,000 and 2,000,000 Series E Mandatory Redeemable Preferred Shares for gross proceeds of $50,000,000 on October 2, 2023; (vi) 4,000,000 Series G Mandatory Redeemable Preferred Shares for gross proceeds of $100,000,000 and 4,000,000 Series H Mandatory Redeemable Preferred Shares for gross proceeds of $100,000,000 on September 16, 2024; (vii) 2,000,000 Series F Mandatory Redeemable Preferred Shares for gross proceeds of $50,000,000 on November 18, 2024; (viii) 4,000,000 Series K Mandatory Preferred Shares for gross proceeds of $100,000,000 on April 2, 2025; (ix) 4,000,000 Series I Mandatory Redeemable Preferred Shares for gross proceeds of $100,000,000 and 4,000,000 Series J Mandatory Redeemable Preferred Shares for gross proceeds of $100,000,000 on September 8, 2025; and (x) 4,000,000 Series L Mandatory Redeemable Preferred Shares for gross proceeds of $100,000,000 on March 11, 2026.

June 23, 2026	CTAC-PROSUP-062326